Exhibit 5

                           [Letterhead of AT&T Corp.]


                                                                  May 25, 2001
AT&T Corp.
32 Avenue of the Americas
New York, NY  10013

Dear Sirs:

     With reference to the registration statement on Form S-8 which AT&T Corp. (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 30,000,000 shares of AT&T Common Stock (par value $1 per share) (the "Shares"), which may be issued by the Company under the AT&T Senior Management Incentive Deferral Plan and the Deferred Compensation Plan for Non-Employee Directors (the "Plans")(which Shares, under the terms of the Plans may be authorized and unissued shares or treasury shares), together with deferred compensation obligations under the Plans, I am of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

     2. When issued in accordance with the terms of the Plans, the Shares, together with the deferred compensation obligations under the Plans, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

      3. All proper corporate proceedings have been taken so that any Shares to be offered which are newly issued have been duly authorized and, upon issuance thereof in accordance with the Plans and the resolutions of the Board of Directors relating to the offering of common shares thereunder, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.


                                  Very truly yours,

                                  /s/ Robert S. Feit
                                  ---------------------
                                     Robert S. Feit